Exhibit 99.2

FORM OF TRUST AGREEMENT UNDER

HEALTH MANAGEMENT ASSOCIATES, INC.

2006 OUTSIDE DIRECTOR RESTRICTED STOCK AWARD PLAN

This Trust Agreement (this “Agreement”) is made this 21stth day of February, 2006, by Health Management Associates, Inc. (the “Company” and the “Trustee”), on behalf of itself and as trustee of the trust established by this Agreement.

WHEREAS, the Company has adopted the 2006 Outside Director Restricted Stock Award Plan, and has granted awards of restricted stock thereunder (the “Awards”); and

WHEREAS, the Awards provide that any dividends paid by the Company on the shares of stock underlying such Awards during the applicable restriction period thereunder shall be held in escrow or similarly segregated account, and subject to the same restrictions as the underlying shares of the Awards; and

WHEREAS, the Company wishes to establish a trust (the “Trust”) and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company’s creditors in the event of the Company’s Insolvency (as herein defined) until paid to Award participants or their beneficiaries in such manner and at such times as specified in the Awards; and

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the escrow of dividends under the Awards as an unfunded plan maintained for the purpose of providing deferred compensation for a group of non-employee directors for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Awards;

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1. Establishment of Trust.

(a) The Company hereby deposits with the Trustee in trust $100, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Agreement.

(b) The Trust hereby established shall be revocable by the Company.

(c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

(d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Award participants and general creditors as herein set forth. Award participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Awards or this Agreement shall be mere unsecured contractual rights of Award participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company’s general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) hereof.

(e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Agreement. Except as otherwise provided by the Awards, neither the Trustee, nor any Award participant or his or her beneficiaries shall have any right to compel such additional deposits.

Section 2. Payments to Award Participants and Their Beneficiaries.

(a) The Company shall deliver to the Trustee a schedule (the “Payment Schedule”) that indicates the amounts payable in respect of each Award participant (and his or her beneficiaries), or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Awards), and the time for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Award participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Awards and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

(b) The entitlement of an Award participant or his or her beneficiaries to benefits under the Awards shall be determined by the Company or such party as it shall designate under the Awards.

(c) The Company may make payment of benefits directly to Award participants or their beneficiaries as they become due under the terms of the Awards. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Awards, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

Section 3. Trustee Responsibility When Company Insolvent.

(a) The Trustee shall cease payment of benefits to Award participants and their beneficiaries if the Company is Insolvent. The Company shall be considered “Insolvent” for purposes of this Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

(1) The Board of Directors of the Company shall have the duty to inform the Trustee in writing of the Company’s Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Award participants or their beneficiaries.

(2) Unless the Trustee has actual knowledge of the Company’s Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company’s solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company’s solvency.

(3) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Award participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company’s general creditors. Nothing in this Agreement shall in any way diminish any rights of Award participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Awards or otherwise.

(4) The Trustee shall resume the payment of benefits to Award participants or their beneficiaries in accordance with Section 2 hereof only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

(c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Award participants or their beneficiaries under the terms of the Awards for the period of such discontinuance, less the aggregate amount of any payments made to Award participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 4. Investment Authority. The Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by the Company. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Award participants. The Company shall have the right at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

Section 5. Disposition of Income. During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

Section 6. Responsibility of Trustee.

(a) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

(b) Notwithstanding any powers granted to the Trustee pursuant to this Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701–2 of the Treasury Regulations.

Section 7. Resignation and Removal of Trustee.

(a) The Trustee may resign at any time by written notice to the Company, which shall be effective 30 days after receipt of such notice unless the Company and the Trustee agree otherwise.

(b) Upon resignation of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation unless the Company extends the time limit.

(c) If the Trustee resigns, a successor shall be appointed by the effective date of resignation under Section 6(a) hereof. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 8. Amendment or Termination.

(a) This Agreement may be amended by a written instrument executed by the Trustee and the Company.

(b) The Trust shall not terminate until the date on which Award participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Awards, unless sooner revoked in accordance with Section 1(b) hereof. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.

(c) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Awards, the Company may terminate the Trust prior to the time all benefit payments under the Awards have been made. All assets in the Trust at termination shall be returned to the Company.

Section 9. Miscellaneous.

(a) Any provision of this Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b) Benefits payable to Award participants and their beneficiaries under this Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 10. Effective Date. The effective date of this Agreement shall be February 21, 2006.

IN WITNESS WHEREOF, this Agreement has been duly executed by the party hereto as of the day and year first above written.

HEALTH MANAGEMENT ASSOCIATES, INC.
as the Company and as the Trustee

By:
Name:
Its:

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